UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2026

Lyell Immunopharma, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40502	83-1300510
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Haskins Way
South San Francisco, California	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 650 695-0677

(Former Name or Former Address, if Changed Since Last Report)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	LYEL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 10, 2026, Lyell Immunopharma, Inc. (the “Company”) issued a press release (the “LYL273 Press Release”) regarding the completion of the technology transfer for LYL273 to the Company’s LyFE Manufacturing Facility™ in Bothell, Washington and an updated timeline on the Phase 1/2 trial evaluating LYL273 in metastatic colorectal cancer. LYL273 is the Company’s next-generation guanylyl cyclase C (GCC)-targeted CAR T-cell product candidate for the treatment of relapsed/refractory metastatic colorectal cancer and other GCC-expressing cancers.

A copy of the LYL273 Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No

99.1	Press Release, dated September 10, 2026, titled “Lyell Immunopharma Completes Manufacturing Transfer for LYL273 and Provides Updated Timeline on Phase 1/2 Trial in Metastatic Colorectal Cancer.”

104.1	Cover Page Interactive Data File, formatted in inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lyell Immunopharma, Inc.

Date: September 10, 2026	By:	/s/ Mark Meltz
Mark Meltz
General Counsel